2020 Director Election Report

November 10, 2020

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Ms. Danelle M. Barrett, Mr. Thomas J. Kemly, Mr. Charles E. Kilbourne, III, Mr. Kenneth J. Mahon and Mr. Stephen S. Romaine were elected to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2021. Specific details follow below.

1. Mr. Kemly, President, CEO and Director, Columbia Bank, Fair Lawn, NJ, was elected by the FHLBNY’s eligible New Jersey members on November 4, 2020 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a four- year term of office commencing on January 1, 2021.

A total of 95 FHLBNY members in New Jersey were eligible to vote in this election. Of this number, 44 members voted, representing 46.32% of total eligible voting participants. The total number of eligible votes that could be cast for the open New Jersey Member Directorship was 2,832,233. Mr. Kemly received 1,445,423 votes.

In addition, Mr. Thomas Considine, Director, Lincoln 1st Bank, Pine Brook, NJ, Mr. Douglas R. Simpson, Senior Vice President and CFO, Horizon Healthcare Services, Inc., Newark, NJ, and Mr. Ernest D. Huggard, President and CEO, South Jersey Federal Credit Union, Deptford, NJ, were on the ballot; they received 173,835, 41,488, and 38,897 votes, respectively.

2. Mr. Mahon, CEO and Director, Dime Community Bank, Brooklyn, NY, and Mr. Romaine, Chairman, Tompkins Trust Company, Ithaca, NY, were both re-elected by the FHLBNY’s eligible New York members on November 4, 2020 to serve on the FHLBNY’s Board as Member Directors representing New York for four year terms of office each commencing on January 1, 2021. Mr. Mahon and Mr. Romaine both currently serve on the FHLBNY’s Board; their terms expire on December 31, 2020.

A total of 224 FHLBNY members in New York were eligible to vote in this election. Of this number, 70 members voted, representing 31.25% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 9,737,552. Mr. Romaine received 3,794,702 votes and Mr. Mahon received 3,273,017 votes.

In addition, Mr. John M. Tolomer, President and CEO, The Westchester Bank, White Plains, NY, was on the ballot; he received 1,327,835 votes.

3. Eligible members throughout the FHLBNY’s membership district (New York, New Jersey, Puerto Rico and the U.S. Virgin Islands) on November 4, 2020 re-elected Mr. Kilbourne, Managing Director, Financial Services Volunteer Corps, New York, NY, and elected Rear Admiral Barrett, USN (Ret.), to serve as, respectively, a Public Interest Independent Director and an Independent Director on the FHLBNY’s Board for four year terms of office that each commence on January 1, 2021. Mr. Kilbourne currently serves on the FHLBNY’s Board; his term expires on December 31, 2020.

A total of 327 FHLBNY members were eligible to vote in this election. Of this number, 108 members voted, representing 33.03% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 12,879,566. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

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Mr. Kilbourne received 5,496,967 votes, representing 42.68% of the total number of eligible votes.

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Ms. Barrett received 5,475,829 votes, representing 42.52% of the total number of eligible votes.

Biographical information provided by each of the five Directors elected in 2020 to serve on the Board commencing on January 1, 2021 is included below for your information.

Thank you for participating in this year’s director election process, which was our second electronic election. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2021

Rear Admiral Barrett, USN (Ret.) was born in Buffalo, New York and is a 1989 graduate of Boston University with a Bachelor of Arts in History where she received her commission as an officer from the U. S. Naval Reserve Officer Training Corps in a ceremony aboard the USS Constitution. She holds Masters of Arts in Management from Webster University, National Security Strategic Studies from the U.S. Naval War College, and Human Resources Development from Webster University. She also earned a Master of Science in Information Management from Syracuse University. As an admiral, Danelle served as Director of Current Operations at U.S. Cyber Command, and assumed duties in 2017 as the Navy Cyber Security Division Director and Deputy Chief Information Officer on the Chief of Naval Operations staff. In her last position in the U.S. Navy, she led the Navy’s strategic development and execution of digital and cyber security efforts, enterprise information technology improvements and cloud policy and governance for 700,000 personnel across a global network. An innovator, she implemented visionary digital transformation to modernize with unprecedented speed, significantly improving Navy Information Warfare capabilities. Ms. Barrett’s other tours of duty include assignments as Commanding Officer, Naval Computer and Telecommunications Area Master Station Atlantic where she directly led the largest telecommunications station in the Navy with responsibility for 2,700 people in 15 subordinate organizations worldwide; Chief of Staff, Navy Information Forces Command, U.S. Naval Forces Central Command/U.S. 5th Fleet and 2nd Fleet, Carrier Strike Group 2 and Carrier Strike Group 12 which included deployments in support of Operations Enduring Freedom in Afghanistan and Unified Response in Haiti, MultiNational Forces Iraq; Naval Computer and Telecommunications Stations in Jacksonville and Puerto Rico and Standing Joint Force Headquarters United States Pacific Command. She currently executes a portfolio of work that includes consulting, public speaking, and writing. She is an independent director on the boards of KVH Industries and the Protego Trust Company, and is on several advisory boards for other organizations. Her personal awards include Defense Superior Service Medal and other military decorations, Federal 100 winner 2010; Armed Forces Communications and Electronics Association Women in Leadership Award 2014; Women in Technology Leadership Award 2017 and the Executive Women’s Forum Women of Influence Award 2019. Ms. Barrett earned the National Defense University Chief Information Officer and Information Security certifications and has published 35 articles.

Mr. Kemly was appointed President and Chief Executive Officer of FHLBNY member Columbia Bank, effective December 31, 2011. Prior to his appointment, he held various positions at the bank including Controller, Senior Vice President, Chief Financial Officer, Senior Executive Vice President, Chief Administrative Officer and Senior Executive Vice President, Chief Operating Officer. Mr. Kemly joined Columbia Bank’s Board of Directors in 2006 and the Columbia Bank Foundation’s Board of Directors upon inception in 2004. He was named Chairman of the Columbia Bank Foundation in 2012. With nearly 40 years of experience, Mr. Kemly has served as an active member of the banking industry. He has held several leadership positions including Chairman and Board Member of the New Jersey Bankers Association, Board Member of the Bankers Cooperative Group, Board Member of the New Jersey Bankers Charitable Foundation, President of the Financial Managers Society for the New York and New Jersey Chapter, and was a member of the OCC Mutual Savings Association Advisory Committee. He presently serves as the President of Northern New Jersey Community Bankers and is a Board Member for the Commerce and Industry Association of New Jersey. As an active member of the local community, Mr. Kemly has expanded Columbia Bank’s volunteering initiative “Team Columbia”, which encourages employees to volunteer their time and give back to those in need. In conjunction with Columbia Bank’s IPO in 2018, he grew the Columbia Bank Foundation to one of the largest private giving Foundations in the state of New Jersey. Mr. Kemly has been formally recognized for his continued support by organizations including New Bridge Services, the Boys and Girls Club of Paterson, and the Passaic Community College Foundation. He previously served on the Board of Directors for New Bridge Services. Mr. Kemly holds Bachelor’s degrees in Business Administration and Psychology from Trenton State College and an MBA in Finance from Fordham University.

Mr. Kilbourne is a Managing Director of the Financial Services Volunteer Corps (FSVC), a not-for-profit, private-public partnership that helps to build sound financial systems in transition and emerging market countries. As a member of FSVC’s executive management team, he has extensive experience working to strengthen central banking capabilities, and to develop commercial banking systems and securities markets. Mr. Kilbourne is an officer of FSVC serving as Secretary of the Corporation. Mr. Kilbourne previously served as Senior Advisor to the Commissioner of New York State Homes and Community Renewal, and later as Vice President of the Financial Services Forum, a public-policy organization composed of CEOs from the largest, most diversified financial services institutions based in the United States. Mr. Kilbourne is a Trustee of the Wright Family Foundation in Schenectady, New York, and serves on the Board of Directors of the Boys and Girls Clubs of Schenectady. He is the President of the Board of Directors of Better Community Neighborhoods, Inc. based in Schenectady. He is a member of the Council on Foreign Relations. Mr. Kilbourne holds a Bachelor’s degree in Political Science from Tufts University, and a Master’s degree in International Affairs from Georgetown University. Mr. Kilbourne currently serves on the Board of the FHLBNY.

Mr. Mahon has been the CEO of Dime Community Bancshares (the “Company”) since January 1, 2017. He joined subsidiary and FHLBNY member Dime Community Bank (“the Bank”) in 1980, where he has been a director of the Bank since 1998, and a director of the Company since 2002. Mr. Mahon served as the Bank’s Senior Vice President and Comptroller, prior to being elevated to Executive Vice President and Chief Financial Officer of the Company and Bank in 1997. He has also served as the Bank’s Senior Executive Vice President and Chief Operating Officer from February 2014 to January 2016, prior to being elevated to the Bank’s President (a title he held through earlier in 2020) and CEO. He currently serves as a board member of the Committee for Hispanic Children and Families (“CHCF”), and was formerly a director of Southside United HDFC (“Los Sures”) a community support organization in Williamsburg, Brooklyn, and Brooklyn Legal Services Corporation A, a non-profit which provides legal services for low income families in Brooklyn. Mr. Mahon is a member of the National Association of Corporate Directors. Mr. Mahon currently serves on the Board of the FHLBNY.

Mr. Romaine has served as Chairman of FHLBNY member Tompkins Trust Company (“TTC”) since May 2014 and as a Director, President and Chief Executive Officer of TTC’s holding company, Tompkins Financial Corporation (“TFC”), since January 1, 2007. He had previously served as President and Chief Executive Officer of Bank member Mahopac Bank from January 1, 2003 through December 31, 2006. Prior to that appointment, Mr. Romaine was Executive Vice President and Chief Financial Officer of Mahopac National Bank. In addition to his service with TTC and TFC, Mr. Romaine serves as a director on the boards of TTC affiliates and Bank members Mahopac Bank and The Bank of Castile. Mr. Romaine currently serves on the Board of the New York Bankers Association, and served as its Chairman from March 2016 through March 2017. His civic involvement includes service as a member of the Board of Directors of the Ithaca Aviation Heritage Foundation and the Tompkins Cortland Community College Foundation. Mr. Romaine currently serves on the Board of the FHLBNY.